EXHIBIT (h)(3)
AUCTION RATE SENIOR NOTES
$                     SERIES __, DUE                     ,
($25,000 DENOMINATIONS)
KAYNE ANDERSON MLP INVESTMENT COMPANY
FORM OF UNDERWRITING AGREEMENT
[Date]
[Underwriters]
Ladies and Gentlemen:
     Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), proposes to, subject to the terms and conditions stated herein, issue and sell to the Underwriters named in Schedule I hereto (each an “Underwriter” and, together the “Underwriters”) for whom you are acting as representatives (the “Representatives”) $                     aggregate principal amount of auction rate senior notes Series ___, due                     ,                      (the “Series ___Notes”). The Series ___Notes will be issued pursuant to the provisions of an indenture (the “Base Indenture”) dated as of March 28, 2005 between the Company and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), the first supplemental indenture between the Company and the Trustee dated as of March 28, 2005 (the “First Supplemental Indenture”), the second supplemental indenture between the Company and the Trustee, dated as of December 14, 2005, and a third supplemental indenture between the Company and the Trustee, to be dated                     , 20___(the “Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and Second Supplemental Indenture, the “Indenture”). The Company and the Company’s investment adviser, KA Fund Advisors, LLC, a Delaware limited partnership (the “Adviser”), and Kayne Anderson Capital Advisors, L.P., a California limited partnership (“KACALP”), each wishes to confirm its agreement concerning the purchase of the Series ___Notes from the Company by the Underwriters.
     The Company has entered into an Investment Management Agreement with KACALP, dated as of December 12, 2006, which was assigned to the Adviser on December 31, 2006 (the “Advisory Agreement”); a Custody Agreement with The Custodial Trust Company, dated September 27, 2004 (“Custody Agreement”); a Transfer Agency Agreement with American Stock Transfer & Trust Company, dated September 27, 2004 (“Transfer Agency Agreement”); a Fund Accounting Agreement with Ultimus Fund Solutions, LLC, dated September 27, 2004 (“Accounting Agreement”); and an Auction Agency Agreement, including the form of Broker-Dealer Agreement, with [Auction Agent], dated                     , 20___(the “Auction Agreement”). Collectively, the Advisory Agreement, the Custody Agreement, the Transfer Agency Agreement, the Administration Agreement, the Accounting Agreement and the Auction Agreement (but excluding the Broker-Dealer Agreement) are referred to herein as the “Company Agreements.” This Underwriting Agreement is herein referred to as the “Agreement.”

     Section 1. Representations, Warranties and Agreements of the Company, KACALP and the Adviser. The Company, KACALP and the Adviser jointly and severally represent, warrant and agree that:
     (a) A registration statement on Form N-2 (File Nos. 333-140488 and 811-21593) with respect to the Series ___Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act (the “1933 Act Rules and Regulations”) and promulgated under the 1940 Act (the “1940 Act Rules and Regulations”), (ii) been filed with the Commission under the Securities Act and the 1940 Act and (iii) become effective under the Securities Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, the following terms have the specified meanings:
     “Applicable Time” means                     [a.m.][p.m.] (New York City time) on the date of this Agreement;
     “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Series ___Notes;
     “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the Final Term Sheet;
     “Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Series ___Notes became, or is deemed to have become, effective under the Securities Act in accordance with the 1933 Act Rules and Regulations;
     “Final Term Sheet” means the term sheet prepared pursuant to Section 8 of the Agreement and contained in Schedule II hereto;
     “Preliminary Prospectus” means any preliminary prospectus and related statement of additional information relating to the Series ___Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 497(a) and/or Rule 497(c) of the 1933 Act Rules and Regulations and provided to the Representatives for use by the Underwriters;
     “Prospectus” means the final prospectus and related statement of additional information relating to the Series ___Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Series ___Notes, as filed with the Commission pursuant to Rule 497(c) and/or Rule 497(h) of the 1933 Act Rules and Regulations and provided to the Representatives for use by the Underwriters; and
     “Registration Statement” means, collectively, the various parts of the above-referenced registration statement (including the statement of additional information), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
     [“Rule 482 Statement” means a document prepared in accordance with the provision of Rule 482 of the Securities Act in connection with the offering of the Series ___Notes and which is listed on Schedule III hereto.]
     For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, the Base Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system

(“EDGAR”). Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 497(c) and/or Rule 497(h) of the 1933 Act Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form N-2 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.
     (b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus.
     (c) The Company is duly registered under the 1940 Act as a closed-end, non-diversified, management investment company. A notification of registration of the Company as an investment company under the 1940 Act on Form N-8A (the “1940 Act Notification”) has been prepared by the Company in conformity with the 1940 Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).
     (d) To the knowledge of the Company, KACALP and the Adviser, no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations adopted by the Commission under the Advisers Act (the “Advisers Act Rules and Regulations”).
     (e) The Registration Statement and the 1940 Act Notification conformed on the Effective Date and conform, and any amendment thereto filed after the date hereof will conform, in all material respects to the requirements of the Securities Act, the 1940 Act, the Trust Indenture Act, the 1933 Act Rules and Regulations, the 1940 Act Rules and Regulations and the rules and regulations of the Commission promulgated under the Exchange Act of 1934, as amended (the “Exchange Act;” such rules and regulations the “1934 Act Rules and Regulations,” and together with the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations, the “Rules and Regulations”). The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendments or supplements thereto will conform as of its date and as of the Delivery Date (as defined in Section 5 below), in all material respects to the requirements of the Securities Act, the 1940 Act, the Trust Indenture Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act or the 1940 Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act, the 1940 Act, the Trust Indenture Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the business day immediately prior to the date hereof.
     (f) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
     (g) The 1940 Act Notification, and any amendment or supplement thereto, will not, as of its date and on the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
     (h) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
     (i) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
     (j) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the requirements of the Exchange Act, the 1934 Act Rules and Regulations and the 1940 Act Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Applicable Time and (c) at the Delivery Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (k) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the most recent Preliminary Prospectus and the Prospectus requires such qualification, and has all power and authority necessary to own or hold property and to conduct the business as described in the most recent Preliminary Prospectus and the Prospectus, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, management, shareholders’ equity or results of operations of the Company (a “Material Adverse Effect”). The Company has no subsidiaries.
     (l) The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of common stock and preferred stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus.
     (m) The Series ___Notes to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture; and the Series ___Notes will conform in all material respects to the description thereof contained in the Indenture, the Disclosure Package and the Prospectus.
     (n) This Agreement, the Indenture and each of the Company Agreements have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether enforcement is considred in a proceeding in equity or at law.

     (o) The Company is not (i) in violation of its Charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     (p) None of the execution, delivery and performance of this Agreement or the Indenture by the Company, the performance of the Company Agreements or the consummation of the transactions contemplated hereby and thereby (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company under the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Charter or by-laws of the Company or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the Series ___Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1940 Act, the Exchange Act, and applicable state securities laws in connection with the purchase and distribution of the Series ___Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company, the performance of the Company Agreements by the Company or the consummation of the transactions contemplated hereby and thereby by the Company.
     (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company.
     (r) The Company has not sustained, since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, any material loss or interference with its business that has had, or could reasonably be expected to have, a Material Adverse Effect, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus.
     (s) The financial statements and the notes thereto included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.
     (t) PriceWaterhouseCoopers, LLP, who have reviewed the financial statements of the Company, whose report appears or is incorporated by reference in the Registration Statement and who have delivered the letters referred to in Sections 9(f) and (g) hereof, have represented to the Company that they are an independent registered public accounting firm as required by the Securities Act, the 1940 Act, the 1933 Act Rules and

Regulations and the 1940 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.
     (u) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its property and as is customary for companies engaged in similar businesses in similar industries.
     (v) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which are reasonably likely to be determined adversely to the Company and, if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (w) There are no contracts or other documents which are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or filed as exhibits to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus by the Securities Act, the Exchange Act, the 1940 Act, the Trust Indenture Act or by the Rules and Regulations which have not been described or filed as required.
     (x) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.
     (y) The Company has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions thereto, to be treated as a regulated investment company (“RIC”) for federal income tax purposes; provided, however, that the Company may, in the future, seek to elect to be treated as a RIC if legislation is enacted that would allow the Company to do so while maintaining the Company’s investment objective.
     (z) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, and except as may otherwise be disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company has not (i) issued or granted any securities other than shares of common stock of the Company, (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, or (iii) entered into any transaction not in the ordinary course of business.
     (aa) The Company or its designee (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (B) access to its assets is permitted only in accordance with management’s authorization and (C) the reported accountability for its assets is compared with existing assets at reasonable intervals.
     (bb) Other than this Agreement and the arrangements disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (cc) The statistical, market-related and industry data included in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.
     (dd) The Company, subject to the filing of the Prospectus under Rule 497 under the 1933 Act Rules and Regulations, has taken all required action under the Securities Act, the 1940 Act, the Trust Indenture Act, the

1933 Act Rules and Regulations and the 1940 Act Rules and Regulations to make the public offering and consummate the sale of the Series ___Notes as contemplated by this Agreement.
     (ee) Except as stated in this Agreement and in the most recent Preliminary Prospectus and the Prospectus, the Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Series ___Notes to facilitate the sale or resale of the Series ___Notes.
     (ff) Other than the Disclosure Package and the Prospectus, neither the Company nor the Adviser has provided or prepared any marketing materials in connection with the offering and sale of the Series ___Notes.
     (gg) This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Indenture complies in all material respects with the applicable provisions of the Trust Indenture Act.
     (hh) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.
     Section 2. Representations, Warranties and Agreements of the Adviser and KACALP. The Adviser and KACALP, jointly and severally, represent and warrant and agree that:
     (a) The Adviser is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of the Adviser.
     (b) KACALP is a limited partnership duly formed and validly existing in good standing under the laws of the State of California, with full limited partnership power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of KACALP. KAEFTX, L.P., the subsidiary of KACALP, is a limited partnership duly formed and validly existing in good standing under the laws of the State of Texas, with full limited partnership power and authority to own, lease and operate its properties and assets.
     (c) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Advisory Agreement as investment adviser to the Company as contemplated by the Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.
     (d) The Adviser has full limited liability company power and authority to enter into this Agreement and the Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Advisory Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Advisory Agreement have been duly executed and delivered by the Adviser and, assuming due execution and delivery hereof by you and thereof by the Company, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.
     (e) KACALP has full limited partnership power and authority to enter into this Agreement, the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement has been duly and validly authorized by KACALP; and this Agreement has been duly executed and delivered by KACALP and, assuming due execution and delivery hereof by you, constitutes the valid and legally binding agreement of KACALP, enforceable against KACALP in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of KACALP’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.
     (f) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as described in the Disclosure Package and the Prospectus and as contemplated under this Agreement and the Advisory Agreement.
     (g) The description of each of the Adviser and KACALP and their respective businesses, and the statements attributable to the Adviser and KACALP, in the Registration Statement, the Disclosure Package and the Prospectus complied and comply in all material respects with the provisions the 1933 Act, the Advisers Act, the 1933 Act Rules and Regulations, the Advisers Act Rules and Regulations and the 1940 Act and 1940 Act Rules and Regulations (as applicable to business development companies) and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Company, KACALP or the Adviser.
     (h) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or KACALP whether or not arising from transactions in the ordinary course of business; and (ii) the Adviser or KACALP has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business other than as may be incurred hereunder or entered into herewith.
     (i) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser, KACALP or their respective property is pending or, to the best knowledge of the Adviser or KACALP, threatened that (i) could reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Advisory Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.
     (j) The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to obtain such licenses, permits or authorizations would not have a Material Adverse Effect; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit.
     (k) Neither the execution, delivery or performance of this Agreement by KACALP or the Adviser or of the Advisory Agreement by the Adviser nor the consummation by KACALP or the Adviser of the transactions herein contemplated or by the Adviser of the transactions therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the certificate of formation or limited liability company operating agreement of the Adviser or the certificate of limited partnership or agreement of limited partnership of KACALP,

(ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Adviser or KACALP is a party or by which it or any of properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or KACALP or any of their respective properties or, other than pursuant to the terms of Section 6(g) hereof, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Adviser or KACALP pursuant to the terms of any agreement or instrument to which the Adviser or KACALP is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser or KACALP is subject, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.
     (l) The Adviser and KACALP have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser and KACALP are not aware of any such action taken or to be taken by any affiliates of the Adviser or KACALP.
     Section 3. Purchase of the Series ___Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Series ___Notes set forth opposite such Underwriter’s name in Schedule I hereto.
     The Company shall not be obligated to deliver any of the Series ___Notes on the Delivery Date (as hereinafter defined), except upon payment for all the Series ___Notes to be purchased on the Delivery Date as provided herein.
     Section 4. Offering of Series ___Notes by the Underwriters. The Underwriters propose to offer the Series ___Notes for sale upon the terms and conditions set forth in the Prospectus.
     Section 5. Delivery of and Payment for the Series ___Notes. Delivery of and payment for the Series ___Notes shall be made at the offices of                                                                                                       or through the facilities of The Depository Trust Company or another mutually agreeable facility, at 10:00 A.M., New York City time, on                     , 20___or at such other date or place as shall be determined by agreement between the Underwriters and the Company (the “Delivery Date”). On the Delivery Date, the Company shall deliver or cause to be delivered the Series ___Notes to the Underwriters through the facilities of the Depository Trust Company against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.
     Section 6. Further Agreements of the Company, KACALP and the Adviser. The Company, KACALP and the Adviser covenant and agree:
     (a) To prepare the Prospectus in a form approved by the Representatives and file the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations as promptly as possible, not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to prepare the Final Term Sheet, as approved by the Representatives; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Series ___ Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b) To deliver promptly to the Underwriters such number of the following documents as it shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) any Preliminary Prospectus, the Final Term Sheet and the Prospectus and all amendments or supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus); during the period in which the Prospectus relating to the Series ___Notes is required to be delivered under the Securities Act, to comply with all requirements of the Securities Act and the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Series ___Notes as contemplated by the provisions of this Agreement and by the Prospectus; and, if during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, to promptly notify the Representatives and, subject to Section 6(a) hereof, to amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and to furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request;
     (c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;
     (d) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 497 of the 1933 Act Rules and Regulations, to furnish a copy thereof to the Underwriters and their counsel and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld;
     (e) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, to file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the 1940 Act Rules and Regulations and the Exchange Act and the 1934 Act Rules and Regulations, respectively;
     (f) To make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the applicable Rules and Regulations (including, at the option of the Company, Rule 158) covering a twelve-month period commencing after the Effective Date and ending not later than 15 months thereafter;
     (g) For a period of three years following the Effective Date, to furnish to the Underwriters, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
     (h) Promptly from time to time, to take such action as the Underwriters may reasonably request to qualify the Series ___Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Series ___Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (i) For a period of 180 days from the date of the Prospectus, not to, without the prior written consent of the Underwriters, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Series      Notes or securities convertible into or exchangeable for Series      Notes, or sell or grant options, rights or warrants with respect to any Series      Notes or securities convertible into or exchangeable for Series      Notes, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series      Notes, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series      Notes or other securities, in cash or otherwise; To apply the net proceeds from the sale of the Series ___ Notes in a manner consistent with the investment objectives, policies and restrictions of the Company as set forth in the Prospectus; and
     (j) Without the prior consent of the Representatives, not to use any marketing materials in connection with any public offering of the Series ___Notes.
     Section 7. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Series ___Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act and the 1940 Act of the Registration Statement, any Preliminary Prospectus, the Prospectus, and the 1940 Act Notification and any amendments or supplements and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus and any amendment or supplements thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Series ___ Notes; (e) the preparation, issuance and delivery of the certificates for the Series ___Notes, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Series ___Notes to the Underwriters, (f) any applicable listing or other fees including the fees paid to the rating agencies in connection with the rating of the Series ___Notes; (g) the fees and expenses of qualifying the Series ___Notes under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and reasonable expenses of the Underwriters, other than the fees and disbursements of counsel to the Underwriters; (i) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company, of the transfer agent and the auction agent as set forth in the Auction Agreement; and (j) all other costs and reasonable expenses incident to the performance of the obligations of the Company under this Agreement.
     Section 8. Final Term Sheet. The Company represents and warrants to, and agrees with, each Underwriter that (i) the Final Term Sheet will not, as of its issue date and through the time the Series ___Notes are delivered pursuant to Section 5 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (ii) the Final Term Sheet, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Section 9. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company, KACALP and the Adviser contained herein, to the performance by the Company, KACALP and the Adviser of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); all filings required by Rule 497 of the 1933 Act Rules and Regulations shall have been made within the time periods prescribed by such rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending the qualification of the Series ___Notes for offering or sale in any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Auction Agreement, the Series ___Notes, the Registration Statement, any Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) The Company shall have requested and caused Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Delivery Date and addressed to you, as Representatives of the several Underwriters, which opinion shall be substantially similar to those opinions delivered on or about December 14, 2005, in connection with the public offering of auction rate senior notes, Series E of the Company. As to matters of Maryland law, Paul, Hastings, Janofsky & Walker LLP may rely on the opinion of Venable LLP.
     (d) You shall have received on the Delivery Date an opinion of Venable LLP, Maryland counsel to the Company, dated the Delivery Date and addressed to you, as Representatives of the several Underwriters, which opinion shall be substantially similar to those opinions delivered on or about December 14, 2005, in connection with the public offering of auction rate senior notes, Series E of the Company.
     (e) You shall have received on the Delivery Date an opinion of David Shladovsky, Esq., General Counsel for the Adviser and KACALP, dated the Delivery Date and addressed to you, as Representatives of the several Underwriters, which opinion shall be substantially similar to those opinions delivered on or about December 14, 2005, in connection with the public offering of auction rate senior notes, Series E of the Company.
     (f) The Underwriters shall have received from                                         , counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Series ___Notes, the Indenture, the Registration Statement, any Preliminary Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the time of execution of this Agreement and at the Delivery Date, letters, dated respectively as of the time of execution of this Agreement and as of the Delivery Date, in form and substance heretofore approved by the Underwriters.
     (h) Each of the Company, KACALP and the Adviser shall have furnished to the Representatives a certificate, signed by the Chief Executive Officer and the principal financial or accounting officer of each of the Company, KACALP and by the manager of the Adviser, as the case may be, dated the Delivery Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements or amendments to the Prospectus and this Agreement and that:
     (i) The representations and warranties of the Company, KACALP and the Adviser in this Agreement are true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Company, KACALP and the Adviser have complied with all the agreements and satisfied all the conditions on its part that are respectively required to be performed or satisfied by them at or prior to the Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission or, to the knowledge of the Company, KACALP or the Adviser, threatened by the Commission; and
     (iii) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus (with respect to the certificate of the Company) and since the date of the Prospectus (with respect to the certificate of the Adviser and KACALP), there has been no Material Adverse Effect.

     (i) The Company shall not have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (B) since such date, there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company, otherwise than as described or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Series ___Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the most recent Preliminary Prospectus, the Prospectus and in this Agreement.
     (j) The Company shall have furnished to the Underwriters a report showing compliance with the asset coverage requirements of the 1940 Act and the 1940 Act Series ___Notes Asset Coverage (as defined in the Registration Statement), each dated the Delivery Date and in form and substance satisfactory to the Underwriters. Each such report shall assume the receipt of the net proceeds from the sale of the Series ___Notes and may use portfolio holdings and valuations as of the close of business of any day not more than six business days preceding the Delivery Date, provided, however, that the Company represents in such report that its total net assets as of the Delivery Date have not declined by 5% or more from such valuation date.
     (k) The Company shall have delivered and the Underwriters shall have received evidence satisfactory to it that the Series ___Notes are rated at least “[       ]” by Moody’s Investors Service, Inc. and “[       ]” by Fitch, Inc., a division of the McGraw Hill Companies, as of the Delivery Date, and subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Series ___Notes by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Rules and Regulations and (ii) no such organization shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of the Series ___Notes.
     (l) Neither the Company, KACALP nor the Adviser shall have failed at or prior to the Delivery Date to have performed or complied with any of the agreements contained herein and required to be performed or complied with by them at or prior to the Delivery Date.
     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Series ___Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (n) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, any Prospectus Supplement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of                     , counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (o) The Company, KACALP and the Adviser shall have furnished to the Underwriters such further certificates, documents and opinions of counsel as the Underwriters shall reasonably request (including certificates of officers of the Company, KACALP and the Adviser).

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     Section 10. Indemnification and Contribution.
     (a) The Company, KACALP and the Adviser shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Series ___Notes), to which such Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the 1940 Act Notification, or (B) in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any amendment or supplement thereto including information deemed to be part of the Registration Statement pursuant to Rule 430B, or any “issuer information” filed or required to be filed pursuant to the 1933 Act Rules and Regulations (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement as amended or supplemented, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the Series ___Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company, KACALP nor the Adviser shall be liable under Section 10(a) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of applicable obligations and duties), and shall reimburse such Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company, KACALP nor the Adviser shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company, KACALP or the Adviser by or on behalf of the Underwriters through the Representatives specifically for inclusion therein which information consists solely of the information specified in Section 10(e). The foregoing indemnity agreement is in addition to any liability which the Company, KACALP or the Adviser may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement as amended or supplemented, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement as amended or supplemented, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information is limited to the information set forth in Section 10(e), and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel (including local counsel) to represent the indemnified party, and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the named parties to any such action, suit or proceeding (including any impleaded parties) include both an indemnified party (and/or its officers, employees, directors and each person who controls the indemnified party within the meaning of the Securities Act) and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of both the indemnified party (and/or its officers, employees, directors and each person who controls the indemnified party within the meaning of the Securities Act) and the indemnifying party would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) and in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and its directors, officers, employees and controlling persons to be jointly represented by separate counsel, (B) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (C) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, (D) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (E) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, KACALP and the Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other from the offering of the Series ___Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company,

KACALP and the Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, KACALP and the Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series      Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Series      Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series ___ Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, KACALP or the Adviser, on one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Series      Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The Underwriters severally confirm and the Company, KACALP and the Adviser acknowledge that the statements set forth in the [last sentence on the front cover page, its name and paragraphs four, six, seven and eight under the section “Underwriting”] in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company specifically for inclusion in the Registration Statement and the Prospectus.
     Section 11. Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Series ___Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the aggregate principal amount of Series ___Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total aggregate principal amount of Series ___Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any amount of the Series ___Notes on the Delivery Date if the aggregate principal amount of Series ___Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Series ___Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Series ___Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total aggregate principal amount of Series ___Notes to be purchased on such Delivery Date. If the remaining Underwriters do not elect to purchase the Series ___Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 11, purchases Series ___Notes which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Series ___Notes of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     Section 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives on behalf of the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Series ___Notes if, prior to that time, any of the events described in Sections 9(j) or 9(n), shall have occurred or if the Underwriters shall decline to purchase the Series ___Notes for any reason permitted under this Agreement.
     Section 13. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Series ___Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters decline to purchase the Series ___Notes because of a failure by the Company, KACALP or the Adviser to perform their respective obligations under this Agreement, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Series ___Notes, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     Section 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to                                           , Attention:                       (Fax:                      ), with a copy to the General Counsel at the same address; and with a copy to
                                                                                   (Fax:                     ; Telephone                     )];
     (b) if to the Company, KACALP or the Adviser, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: David Shaldovsky, Esq. (Fax: 310-284-6444); with a copy to Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, 24th floor, San Francisco, California, 94105, Attention: David A. Hearth (Fax: 415-856-7100; Telephone 415-856-7000); and
     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters.
     Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company, KACALP and the Adviser contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the Board of Directors of the Company, officers and employees of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Series ___Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 17. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
     Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     Section 21. Limitation of Liability. A copy of the Charter of the Company is on file with the Secretary of State of the State of Maryland. This Agreement has been executed on behalf of the Company by an officer of the Company in such capacity and not individually and the obligations of the Company under this Agreement are not binding upon such officer or any of the directors or the stockholders of the Company individually but are binding only upon the assets and property of the Company.
     Section 22. No Fiduciary Duty. The Company, KACALP and the Adviser acknowledge and agree that in connection with this offering, sale of the Series ___Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Adviser and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company, KACALP or the Adviser, including, without limitation, with respect to the determination of the public offering price of the Series ___Notes, and such relationship between the Company, KACALP and the Adviser, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company, KACALP or the Adviser shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company, KACALP and the Adviser. The Company, KACALP and the Adviser hereby waive any claims that the Company, KACALP or the Adviser may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

     If the foregoing correctly sets forth the agreement among the Company, KACALP, the Adviser and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:

Name:
Title:

KA FUND ADVISORS, LLC

By:	Kayne Anderson Capital Advisors,. L.P. Manager

By:

Name:
Title:

KAYNE ANDERSON CAPITAL ADVISORS L.P.

By:	Kayne Anderson Investment Management, Inc., its General Partner

By:

Name:
Title:
Accepted:

[ ]

By:

By:

Name:
Authorized Representative

SCHEDULE I

	Principal Amount of Series _	Purchase Price Paid by
Name of Underwriter	Notes	Underwriters

SCHEDULE II
Kayne Anderson MLP Investment Company
Auction Rate Senior Notes
$                     Series ___, due                     ,
($25,000 denominations)
Form of Final Term Sheet

[SCHEDULE III
Rule 482 Statement]